UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2018

 PERSPECTA INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-38395	82-3141520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15052 Conference Center Drive
Chantilly, VA		20151
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (571) 313-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Perspecta Inc. Deferred Compensation Plan

On October 9, 2018, Perspecta's Board of Directors, upon the recommendation of its Human Resources and Compensation Committee, adopted a framework for a new, Company-sponsored nonqualified deferred compensation plan (the “Plan”), to replace existing deferred compensation plans at the Company’s subsidiaries. The Plan will be effective January 1, 2019.

The Plan is an unfunded, nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees of the Company, including the Company’s principal executive officer, principal financial officer and other “named executive officers.” Non-employee directors of the Company are also eligible to participate and defer their cash fees under the Plan.

Below is a brief description of the terms and conditions of the Plan. Currently, there are no amounts payable to any named executive officer or director under the Plan.

The Plan is an account-based plan that allows participants to defer voluntarily the payment of current compensation to future years. The Plan permits each participant to defer cash compensation up to any limits set forth in the Plan, which amounts are credited to a bookkeeping account established for the participant under the Plan. The amounts credited to a participant’s account are fully vested. The Plan does not provide for any employer contributions.

Amounts credited to a participant’s account are indexed to one or more deemed investment alternatives chosen by the participant from a range of alternatives available under the Plan. Each participant’s account is adjusted to reflect gains and losses based on the performance of the selected investment alternatives. None of the deemed investment options provide for an above-market or preferential rate of return.

A participant may receive distributions from the Plan upon separation from service or on in-service dates specified by the participant, in the form of distribution elected by the participant available under the Plan. There will be a six-month delay for commencement of payment upon termination of employment to any “specified employee” as defined under Internal Revenue Code Section 409A. The Human Resources and Compensation Committee (or its authorized delegate) will be the administrator of the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PERSPECTA INC.

Dated:	October 15, 2018	By:	/s/ John P. Kavanaugh
		Name:	John P. Kavanaugh
		Title:	Senior Vice President and Chief Financial Officer